Exhibit 99.1

LRAD CORPORATION ANNOUNCES SETTLEMENT AGREEMENT

WITH IROQUOIS MASTER FUND LTD. AND

SCHEDULES ANNUAL MEETING OF STOCKHOLDERS

Three New Independent Directors to Stand for Election

SAN DIEGO, CA, May 22, 2013 – LRAD Corporation (NASDAQ: LRAD) announced today that it has reached an agreement with Iroquois Master Fund Ltd. and certain of its affiliates (collectively “Iroquois”), under which two new independent directors proposed by Iroquois and a third new independent director mutually selected by the Company and Iroquois will stand for election in place of three independent members of the Company’s current Board of Directors. As part of the agreement, Iroquois will vote all of its shares in support of the new slate of five directors consisting of current directors Thomas R. Brown and Laura M. Clague, and new directors General John G. Coburn, Dennis J. Wend and Richard H. Osgood III, at the Company’s 2013 Annual Meeting.

“We believe this agreement is in the best interests of the Company and our stockholders,” stated Tom Brown, chairman, president and CEO of LRAD Corporation. “We appreciate the service and contributions of our outgoing independent directors, Admiral Raymond Smith, Helen Adams and Bill VanDeWeghe. Their knowledge and guidance over the years have been valuable to the Board. We look forward to working together with our new Board members on expanding our business and increasing long term stockholder value.”

The Company and Iroquois have also agreed to settle the pending derivative lawsuit brought by Iroquois, subject to approval by the Delaware Court of Chancery, with the Company agreeing to amend Mr. Brown’s May 2012 stock option grant by raising the strike price from $1.33 to $3.00. The Company also agreed to pay certain Iroquois legal and advisory fees. Iroquois has agreed to certain standstill restrictions that expire prior to the Company’s 2014 Annual Meeting.

“We are delighted to have settled with LRAD amicably and believe that General John G. Coburn, Dennis J. Wend and Richard H. Osgood III will enhance the composition of the Board,” said Richard Abbe, co-founder and managing partner of Iroquois Capital, LP. “We look forward to working constructively together with the Board and management team to help maximize value for all stockholders.”

General Coburn is chairman and CEO of Vision Technologies Systems Inc. VT Systems provides engineering solutions, products, integrated systems, and services in the Americas across the core business areas of aerospace, electronics, land systems and marine. Headquartered in Alexandria, Virginia, VT Systems operates around the globe and offers a broad range of proven innovative services to both the commercial and government sectors. General Coburn became the Chairman of VT Systems in November 2001. Subsequently, he grew the company from $61 million in revenue to over $1 billion in 2008.

General Coburn retired from the United States Army in 2001 after 39 years of service. His last assignment was Commanding General, U.S. Army Materiel Command (AMC). AMC, with an annual budget of $39.2 billion, is one of the largest commands in the Army with almost

51,000 employees and activities in 42 states and more than 28 foreign countries. General Coburn was directly responsible for acquisition, contracting, research and development, foreign military sales, industrial base development, ammunition, program management and sustainment for the U.S. Army. General Coburn is a distinguished military graduate of Eastern Michigan University where he was commissioned as a second lieutenant of Infantry.

Mr. Wend is the President of Wend & Associates Inc., a technology based consulting company working with various government agencies and private sector firms to optimize leveraging activities. Prior to founding Wend & Associates in 2007, Mr. Wend served for over 27 years as a civilian with the U.S. Army in various jobs in procurement, logistics and weapon systems management as the Director of the National Automotive Center and Executive Director for Technology Transfer, where he was involved in all program aspects, including the management and direction of 18 manufacturers throughout the country, executing approximately $1 billion of production. Mr. Wend is a graduate of the Pentagon’s Defense System Management College and holds an undergraduate degree from the Detroit Institute of Technology.

Mr. Osgood has spent the bulk of his 30+ year career in investment banking at the helm of Pacific Growth Equities. Founded in 1991, Mr. Osgood acted as president, chairman, CEO, COO and executive chairman of Pacific Growth until its acquisition by Wedbush Securities in January 2009. He then spent two years as the head of Equity Capital Markets for Wedbush.

Pacific Growth was a boutique investment bank and institutional brokerage firm that serviced companies in high growth sectors such as life sciences, clean technology and information technology. During his time at Pacific Growth, Mr. Osgood executed 200 managed transactions, raising more than $5 billion in proceeds.

Mr. Osgood is also an active supporter and board member of numerous non-profit organizations, including the Salvation Army. He currently sits on the investment committee for the Western Territory, as well as their Advisory Board in San Francisco. As chairman of the San Francisco board for five years, Mr. Osgood was instrumental in a major capital campaign that resulted in the building of a $100 million community center in one of San Francisco’s poorer neighborhoods. Mr. Osgood graduated cum laude from the University of the South.

The Company also announced that its annual meeting of stockholders has been scheduled for July 17, 2013 at its corporate offices. Stockholders of record as of May 24, 2013 will be eligible to vote for the proposed slate of directors and other proposals for consideration that will be included in the Company’s proxy statement scheduled for filing with the Securities and Exchange Commission (SEC).

About LRAD Corporation

LRAD Corporation is using long range communication to resolve uncertain situations peacefully and save lives on both sides of its proprietary Long Range Acoustic Device®. LRAD® systems are in service around the world in diverse applications including fixed and mobile military deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, emergency warning and mass notification, asset protection, and wildlife preservation and control. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Important Additional Information

This release may be deemed to be solicitation material in respect to the election of directors to the Board of Directors of the Company. The Company will be filing a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov, or upon written request to the Secretary of LRAD Corporation at 16990 Goldentop Road, Ste. A, San Diego, California 92127.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the election of directors to the Board of Directors of the Company. Information regarding the interests of participants in the solicitation of proxies in respect of the 2013 Annual Meeting will be included in the Company’s proxy statement to be filed with the SEC.

Forward-looking Statements: This release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the SEC. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations due to a variety of factors including, among others, general economic conditions, our dependence on a limited number of customers, our dependence on continued sales to U.S. and international governments and businesses that sell to governments, our ability to obtain financing on favorable terms, or at all, and our ability to expand our customer base and the acceptance of our products. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2012. The Company disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Robert Putnam

(858) 676-0519

robert@lradx.com